Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated June 16, 2004 pertaining to the K2 Inc. 2004 Long-Term Incentive Plan of our report dated February 15, 2004, with respect to the consolidated financial statements and schedule of K2 Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003, as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

June 11, 2004